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                                                                     Exhibit 2.1




                           AGREEMENT & PLAN OF MERGER

                                  BY AND AMONG

                               DANAHER CORPORATION
                                   ("Parent")

                           PHOENIX ACQUISITION CORP.,
                                  ("Purchaser")

                                       and

                                 MICROTEST, INC.
                                 (the "Company")

                                  June 12, 2001
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                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 12, 2001, by and among Danaher Corporation, a Delaware corporation ("Parent"), Phoenix Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (the "Purchaser"), and Microtest, Inc., a Delaware corporation (the "Company"). Unless otherwise expressly set forth, the term "Company" when used herein shall refer to Microtest, Inc. and each of its subsidiaries.

            WHEREAS, the respective Boards of Directors of Parent, the Company and Purchaser, have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS, pursuant to and subject to the terms and conditions of this Agreement the Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the Company's common stock, par value $0.001 per share that are issued and outstanding, including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 4, 2001, between the Company and American Stock Transfer & Trust Company as Rights Agent (the "Rights Agreement") (each share of common stock of the Company, together with its associated Rights, is referred to herein as a "Share" or "Common Share," and in the aggregate as the "Shares" or the "Common Shares") at a price per Share of $8.15 net to the seller in cash (such amount or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the "Offer Price"); and

            WHEREAS, the Board of Directors of the Company (the "Company Board") has, on the terms and subject to the conditions set forth herein, unanimously
(i) approved the Offer and the Merger and adopted this Agreement in accordance with the General Corporation Law of the State of Delaware (the "GCL"), and (ii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve the Merger (if such approval is required by applicable Law); and

            WHEREAS, the Board of Directors of Purchaser, and Fluke Networks, Inc. as the sole stockholder of the Purchaser, have approved the merger of the Purchaser with and into the Company with the Company as the surviving corporation, as set forth below (the "Merger"), in accordance with the GCL, and upon the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, the Purchaser and the Company agree as follows:
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                                    ARTICLE ONE
                                     THE OFFER

      Section 1.1 The Offer.

            (a) Provided that this Agreement shall not have been terminated in accordance with Article Eight hereof, none of the events set forth in Annex I hereto (the "Tender Offer Conditions") shall have occurred and be continuing, and the sales of the Excluded Business shall have closed, as promptly as reasonably practicable following the execution of this Agreement (but in no event later than 10 business days after the public announcement of the execution hereof), the Purchaser shall, and Parent shall cause the Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")) the Offer at the Offer Price, shall, upon commencement of the Offer but after affording the Company and its counsel a reasonable opportunity to review and comment thereon, file Schedule TO and all other necessary documents with the Securities and Exchange Commission (the "SEC") and make all deliveries, mailings and telephonic notices required by Rule 14d-3 under the Exchange Act, in each case in connection with the Offer (the "Offer Documents") and shall use its commercially reasonable efforts to consummate the Offer, subject to the terms and conditions thereof. The obligation of the Purchaser to accept for payment or pay for any Shares tendered pursuant to the Offer will be subject only to the satisfaction, or waiver by Purchaser, of the Tender Offer Conditions.

            (b) Without the prior written consent of the Company, the Purchaser shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose conditions to the Offer in addition to the Tender Offer Conditions or amend any other term of the Offer in any manner adverse to the holders of Shares. The Offer shall remain open until the date that is 20 business days (as such term is defined in Rule 14d-1(g)(3) under the Exchange Act) after the commencement of the Offer (the "Expiration Date"), unless the Purchaser shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, the two succeeding sentences or as may be required by applicable Law, in which event the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire; provided, however, that the Purchaser may provide a subsequent offering period after the Expiration Date, in accordance with and subject to the requirements of Rule 14d-11 under the Exchange Act. If at any Expiration Date, any of the Tender Offer Conditions are not satisfied or waived by the Purchaser, the Purchaser may extend the Offer from time to time; provided, however, that, on the scheduled expiration date of the Offer, (i) if the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or under any material applicable foreign statutes or regulations applicable to the Merger, in each case to the extent such waiting period suspends the right to close the transactions contemplated hereby, shall have not expired or been terminated, the Purchaser shall extend the Offer from time to time until the earlier of (1) September 30, 2001, or (2) expiration or termination under the HSR Act or any other applicable foreign statutes or regulations, and (ii) if any of the conditions set forth in paragraphs (a) or (b) of Annex I hereto shall have occurred and be continuing, the Purchaser shall extend the Offer from time to time until the earliest of (A) September 30, 2001, (B) five business days after the time such condition shall no longer exist, or (C) such time at which the matters described in such paragraphs (a) or (b) shall


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have become final and nonappealable. Subject to the terms of the Offer and this
Agreement and the satisfaction of all the Tender Offer Conditions as of any Expiration Date, the Purchaser will accept for payment and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after such Expiration Date of the Offer; provided that, if all of the Tender Offer Conditions are satisfied and more than 70% but less than 90% of the outstanding Common Shares have been validly tendered and not withdrawn in the Offer, the Purchaser shall have the right, in its sole discretion, to extend the Offer from time to time for up to a maximum of ten additional business days in the aggregate for all such extensions. Without the prior written consent of the Company, the Purchaser shall not accept for payment or pay for any Shares in the Offer if, as a result, Purchaser would acquire less than the number of Shares necessary to satisfy the Minimum Condition (as defined in Annex I hereto). Notwithstanding the foregoing and subject to the applicable rules of the SEC and the terms and conditions of the Offer, Purchaser expressly reserves the right to delay payment for Shares in order to comply in whole or in part with applicable Laws. Any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act. The Company agrees that no Common Shares held by the Company or any of its subsidiaries will be tendered in the Offer. If the payment for tendered Shares is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing such Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the purchase price therefor to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Purchaser that such taxes either have been paid or are not applicable.

            (c) Parent and the Purchaser represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities Laws.

      Section 1.2 Company Actions.

            (a) The Company shall, after affording Parent and its counsel a reasonable opportunity to review and comment thereon, file with the SEC and mail to the holders of Shares, on the date of the filing by Parent and the Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") reflecting the recommendation of the Company Board that holders of Shares tender their Shares pursuant to the Offer and shall disseminate the Schedule


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14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule
14D-9 will set forth, and the Company hereby represents, that the Company Board, at a meeting duly called and held at which a quorum was present throughout, has unanimously (i) determined that this Agreement and each of the transactions contemplated hereby, including each of the Offer and the Merger, is advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Offer and the Merger and adopted this Agreement in accordance with the GCL, (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve the Merger (if such approval is required by applicable Law), (iv) taken all other action necessary to render the restrictions on "business combinations" under Section
203 of the GCL inapplicable to the Offer and the Merger, and (v) taken all other action necessary to render the Rights inapplicable to the Offer and the Merger; provided, that such recommendation and approval may be withdrawn, modified or amended only after the Company Board has made the determinations described in
Section 6.9(a)(i) and (ii). The Company further represents that, as of the date of this Agreement, S.G. Cowen ("Financial Advisor"), the Company's financial advisor, has delivered to the Company Board its oral or written opinion that, as of the date of this Agreement, the consideration to be received by the holders of Shares (other than Parent or any of its subsidiaries) pursuant to the Offer and the Merger is fair to the Company's stockholders from a financial point of view. The Financial Advisor has consented to the inclusion of a written copy of the foregoing fairness opinion in the Schedule 14D-9. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.2(a).

            (b) The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities Law.

            (c) In connection with the Offer, the Company will promptly (and in any event within three business days after the date hereof) furnish the Purchaser with mailing labels, security position listings, any available non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Shares as of the most recent practicable date and shall furnish the Purchaser with such additional available information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial stockholders. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other


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documents necessary to consummate the Merger, Parent, the Purchaser and their subsidiaries, affiliates, associates, agents and advisors, shall keep such information confidential and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger and, should the Offer terminate or if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

      Section 1.3 Directors.

            (a) Subject to compliance with applicable Law, promptly upon the payment by the Purchaser for Shares pursuant to the Offer representing at least such number of Shares as shall satisfy the Minimum Condition, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Common Shares then outstanding, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, increasing the size of the Company Board and/or seeking the resignations of one or more existing directors; provided, however, that prior to the Effective Time (as defined in Section 2.2), the Company Board shall always have at least two members who are not officers, directors, employees or designees of the Purchaser or any of its affiliates (other than the Company) ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two prior to the Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

            (b) The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent will supply to the Company any information with respect to itself and its officers, directors and affiliates required by such Section and Rule.

            (c) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights or conditions to consummation of the Merger hereunder, in addition to any required approval thereof by the full Company Board, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders (or in the case where there are two or fewer directors who are not Purchaser Insiders, the concurrence of one director who is not a Purchaser Insider) if such amendment, termination, extension or waiver would be reasonably likely to have an adverse effect on the minority stockholders of the Company. The Company


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Board shall not delegate any matter set forth in this Section 1.3(c) to any committee of the Company Board.


                                    ARTICLE TWO
                                     THE MERGER

      Section 2.1 The Merger.Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"), and shall continue its existence under the GCL.

      Section 2.2 Effective Time.As soon as practicable after the satisfaction or waiver of the conditions set forth in Section 7.1(a) and (b), but subject to satisfaction of the conditions set forth in Section 7.1(c) and (d), the Merger shall become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Delaware. The parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is referred to herein as the "Effective Time." Prior to such filing, a closing (the "Closing") shall be held at the offices of Wilmer, Cutler & Pickering, 2445 M Street, Washington, D.C. 20037, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article Seven. The date on which the Closing occurs is referred to as the "Closing Date."

      Section 2.3 Effects of the Merger.At and after the Effective Time the Merger shall have the effects set forth in Section 259 of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 2.4 Certificate of Incorporation and Bylaws of the Surviving Corporation.

            (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, subject to the provisions of Section 6.6 of this Agreement, in accordance with the provisions thereof and hereof and applicable Law.

            (b) The bylaws of the Purchaser in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended, subject to the provisions of Section 6.6 of this Agreement, in accordance with the provisions thereof and applicable Law.

      Section 2.5 Directors.Subject to applicable Law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation


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and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      Section 2.6 Officers.Subject to applicable Law, the officers of the Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      Section 2.7 Conversion of Shares.At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) any Common Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and shall cease to exist with no payment being made with respect thereto, and (ii) Dissenting Shares (as defined in Section 3.1)), shall be cancelled and retired and shall be converted into the right to receive the Offer Price in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share.

      Section 2.8 Conversion of Purchaser Stock.The Purchaser has outstanding ten shares of common stock, par value $0.001 per share, all of which are entitled to vote with respect to the approval of this Agreement. At the Effective Time, each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

      Section 2.9 Options; Stock Plans.Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation or exercise, effective at the Effective Time, of all the outstanding stock options or similar rights (the "Options") heretofore granted by the Company, whether under a stock option or similar plan (the "Stock Plans") or otherwise, without any payment therefor except as otherwise provided in this Section 2.9. Immediately prior to the Effective Time, the Company shall accelerate the vesting of all unvested Options and each then vested Option shall thereafter no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefor, to a payment in cash by the Company (subject to any applicable withholding taxes), at the Effective Time, equal to the product of
(i) the total number of Common Shares subject to such vested Option and (ii) the excess, if any, of the Merger Price over the exercise price per Common Share subject to such vested Option (such amounts payable hereunder being referred to as the "Cash Payment"). All other Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time; provided that the Microtest, Inc. Employee Stock Purchase Plan shall be suspended as of the end of the current enrollment period expiring on June 30, 2001, and terminated as of the Effective Time. The Company will obtain all necessary consents to ensure that after the Effective Time, holders of Options will have no rights other than the rights of the holders of vested Options to receive the


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Cash Payment in cancellation and settlement thereof. The Company shall also take all necessary action to approve the disposition of the Options in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such transactions and dispositions under Rule 16b-3 of the Exchange Act.

      Section 2.10      Stockholders' Meeting.

            (a) Subject to Section 2.10(d), if required by applicable Law or the applicable rules and regulations of the Nasdaq National Market in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable Law, the Company's certificate of incorporation and bylaws and the applicable rules and regulations of the Nasdaq National Market:

                        (i) duly call, give notice of, convene and hold a
            special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                        (ii) prepare and file with the SEC a preliminary proxy
            statement relating to this Agreement, and use its commercially reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

                        (iii) subject to Section 1.2(a), include in the Proxy
            Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of this Agreement; and

                        (iv) include in the Proxy Statement the written opinion
            of Financial Advisor referred to in Section 1.2(a).

            (b) Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect thereto. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all responses to, requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, and shall include in the Proxy Statement and all such amendments, supplements, responses and requests all comments reasonably proposed by Parent.


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            (c) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and of this Agreement.

            (d) If, following expiration of the Offer and satisfaction or waiver of all of the Tender Offer Conditions, applicable Law or the applicable rules and regulations of the Nasdaq National Market require a vote of the stockholders of the Company in order to consummate the Merger, Parent and Purchaser may, in their sole discretion, in lieu of having the Company call a special meeting of the stockholders as contemplated above, elect to approve the Merger by written consent without a meeting of the stockholders, to the extent permitted by the certificate of incorporation and bylaws of the Company. If Parent and Purchaser elect to approve the Merger by written consent, the Company shall take all actions necessary to permit Parent and the Purchaser to take such action by written consent, including without limitation making and assisting in such filings with the SEC, and preparing and mailing an information statement and such other materials, as may be required under the federal securities laws and the GCL.

      Section 2.11      Merger Without Meeting of Stockholders. Notwithstanding
Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the then outstanding Common Shares, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.


                                   ARTICLE THREE
                       DISSENTING SHARES; PAYMENT FOR SHARES

      Section 3.1 Dissenting Shares Notwithstanding Section 2.7, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the GCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Price, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Price. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any Shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      Section 3.2 Payment for Shares.

            (a) From and after the Effective Time, such bank or trust company as shall be designated by Parent shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Common Shares entitled to payment of the Merger Price pursuant to Section 2.7.


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Promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Price to which holders of Shares shall be entitled at the Effective Time pursuant to Section 2.7 (the "Exchange Fund"). The Exchange Fund shall be invested by the Paying Agent as directed by the Parent.

            (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares (other than Certificates representing Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, and other than Certificates representing Dissenting Shares) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and instructions for use in surrendering such Certificates and receiving the Merger Price in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Price, multiplied by the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, and other than Certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Shares shall pay to the Paying Agent any transfer or other similar taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. If any holder of Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond (if reasonably required by the Surviving Corporation) in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

            (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest thereon.

            (d) Parent or the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent (or any affiliate thereof) or the Paying Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Internal

Revenue Code of 1986, as amended (the "Code"), or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of whom such deduction and withholding were made.

            (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for payment as and to the extent provided in this Article Three.


                                  ARTICLE FOUR
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and the Purchaser as follows:

      Section 4.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change in or effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries taken as a whole that, individually or in the aggregate with all other changes and effects, would reasonably be expected to be materially adverse to the Company and its subsidiaries taken as a whole, other than (a) the effects of changes that are generally applicable to (i) the United States economy or securities markets, or (ii) the world economy or international securities markets, and (b) changes or effects to the extent arising from the announcement of this Agreement and the transactions contemplated hereby (including the sale or other disposition of the Excluded Business and the shut-down of the NAS Business (excluding the Excluded Business) (each as defined in Section 6.13 hereof) contemplated by this Agreement and any loss of relationships with customers, suppliers, distributors, sales representatives or employees or the delay or cancellation of orders for products or services, in each case to the extent arising from such announcement); provided, that a change in the market price or trading volume of the Common Shares shall not, in and of itself, constitute a Material Adverse Effect on the Company (it being understood that this proviso shall not exclude any underlying change or effect which resulted in such change in the market price or trading volume). The Company has heretofore provided to Parent and the Purchaser a complete and correct copy of the certificate of incorporation and the bylaws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its subsidiaries, and has provided a complete and correct copy of the Rights Agreement as amended to the date hereof. Neither the Company nor any of its subsidiaries is in violation of or default under any of the provisions of its respective certificate of incorporation, bylaws or comparable organizational documents. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since January 1, 1998, and such minutes accurately reflect all proceedings of the stockholders and Board of Directors (and all committees thereof) of the Company.

      Section 4.2 Subsidiaries; Capitalization. (a) Section 4.2(a) of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") lists each subsidiary of the Company and its respective jurisdiction of incorporation. All the outstanding shares of capital stock and other securities of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on
Section 4.2(a) of the Company Disclosure Schedule, are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock and securities). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock, security or other ownership or equity interest in any person. There are no restrictions of any kind which prevent the payment of dividends by any of the Company's subsidiaries, and neither the Company nor any of its subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any person.

            (b) The authorized capital stock of the Company consists of 15,000,000 Common Shares and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the close of business on the date immediately preceding the date hereof (1) 8,576,540 Common Shares were issued and outstanding, (2) no shares of preferred stock were issued or outstanding, (3) 233,213 Common Shares were held by the Company in its treasury, and (4) 1,466,674 Common Shares were reserved for issuance pursuant to outstanding Options, including 34,672 Shares reserved for issuance pursuant to the Microtest, Inc. Employee Stock Purchase Plan. No Common Shares are owned by any subsidiary of the Company. Except as set forth above or as contemplated by the Rights Agreement, at the time of execution of this Agreement, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock and other equity or voting securities of the Company (including all options, warrants and other convertible securities) are, and all shares which may be issued pursuant to outstanding options, warrants or other convertible securities will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except for the Common Shares, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company or any of its subsidiaries, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any stockholders of the Company or of any of its subsidiaries may vote.

            (c) Except as set forth above and except for the Rights, there are no outstanding securities, options, warrants, calls, rights, commitments, stock subscriptions or Contracts of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities (including options, warrants and other convertible securities) of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment or Contract. Except as contemplated by this Agreement or the Rights Agreement and except for the Company's obligations in respect of the Options under the Stock Plans, there are no outstanding rights, commitments or Contracts of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences. The Company has delivered or made available to Parent complete and correct copies of all Company option plans and all forms of Options. Section 4.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all Options outstanding as of the date hereof and the exercise price of and number of shares underlying each such outstanding Option. Other than the Options set forth on Section 4.2(c) of the Company Disclosure Schedules, there are no Options, warrants or other convertible securities outstanding, and no other Options, warrants or other convertible securities will be or become outstanding at any time prior to the Effective Time. Except as set forth on Section 4.2(c) of the Company Disclosure Schedule, each Option outstanding as of the date hereof is immediately exercisable and vested as of the date hereof. Except as set forth on Section 4.2(c) of the Company Disclosure Schedule, no Options will become vested or exercisable, in whole or in part, as a result of the transactions contemplated hereby. Except as described in Section 4.2(c)of the Company Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other Contracts of any character (contingent or otherwise) pursuant to which any person is or may be entitled to (1) receive any payment or other value based on the assets, revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its subsidiaries or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby), or (2) cause the Company or any of its subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are no voting trusts, proxies, antitakeover plans or other Contracts of any character to which the Company or any of its subsidiaries is a party or by which any of them is bound or, to the knowledge of the Company and except as have been disclosed in the SEC Reports, to which any of the Company's stockholders is a party or by which any of them is bound, in each case, with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of the Company or any of its subsidiaries.

      Section 4.3 Authority Relative to this Agreement and Related Matters. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, except for any required approval by the Company's stockholders in connection with consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this

Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the then outstanding Common Shares entitled to vote thereon, to the extent required by applicable Law and the filing of the certificate of merger pursuant to the GCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      Section 4.4 Conflict; Required Filings and Consents.

            (a) Assuming (i) the filings required under the HSR Act and any domestic, foreign or supranational antitrust Laws are made and any waiting periods thereunder that suspend the right to close the transactions contemplated hereby have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover Law are met, (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the GCL, is made, and (iv) with respect to the Merger, approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the then outstanding Common Shares entitled to vote thereon, if required by the GCL, is received, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) except as disclosed on Section 4.4(a) of the Company Disclosure Schedule, result in a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company's existing Employee Benefit Arrangements (as hereinafter defined) or any grant or award made under any of the foregoing,
(iii) except as disclosed on Section 4.4(a) of the Company Disclosure Schedule, conflict with or violate in any material respect any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iv) except as disclosed on
Section 4.4(a) of the Company Disclosure Schedule, result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, or the creation of any Lien on any of the properties or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (ii), (iii) or this clause (iv) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, other than, in the case of clause (iv) above, any such Violations that, individually or in the aggregate, would not (A) reasonably be expected to have a Material Adverse Effect on the Company, (B) materially impair the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay consummation of the Offer or the Merger.

            (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (each, a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the certificate of merger pursuant to the GCL,
(iii) compliance with the HSR Act and any requirements of domestic, foreign and supranational antitrust Laws, and (iv) such filings, authorizations, orders and approvals as to which failure to obtain or make would not (x) reasonably be expected to have a Material Adverse Effect on the Company or (y) prevent or materially delay the consummation of the Offer or the Merger.

      Section 4.5 SEC Reports and Financial Statements.

            (a) The Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 1996 (as they have been amended or superseded by subsequent filings under the Securities Act or Exchange Act since the time of their filing, and including any documents filed as exhibits thereto and all financial statements or schedules included or incorporated by reference therein, collectively, the "SEC Reports") and complete and correct copies of all of the SEC Reports are available to Parent on EDGAR. The SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable, and the rules and regulations of the SEC promulgated thereunder. Except as set forth in Section 4.5(a) of the Company Disclosure Schedule, as of their respective dates, as of the date they were filed or, if amended or superseded by subsequent filings under the Securities Act or Exchange Act, as of the date of such amendment or superseding filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any form, report or other document with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports (as such financial statements have been amended or restated since the time of that filing) was prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Exchange Act and subject to normal year-end audit adjustments which are not individually or in the aggregate material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (except as otherwise noted therein).

            (c) The consolidated balance sheets as of December 31, 2000 and 1999 and the consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 2000 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K for the fiscal year ended December 31, 2000 present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods presented therein and were prepared in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein, including the related notes.

            (d) Except as reflected, reserved against or otherwise disclosed in the consolidated balance sheet of the Company and its consolidated subsidiaries contained in the Company's Form 10-Q for the fiscal quarter ended March 31, 2001, neither the Company nor any of its subsidiaries has any material liabilities, indebtedness or obligations (absolute, accrued, fixed, contingent or otherwise) other than liabilities that have been (i) disclosed in the SEC Reports prior to the date hereof or in Section 4.5(d) of the Company Disclosure Schedule, or (ii) incurred in the ordinary course of business consistent with past practice since March 31, 2001 which, in the case of clause (ii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (e) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

            (f) The Company is, and has been, in compliance in all material respects with all listing requirements required to maintain listing on the Nasdaq National Market.

      Section 4.6 Environmental Matters.

      Except as may be set forth in Section 4.6 of the Company Disclosure
Schedule:

            (a) The business and operations of the Company and its subsidiaries comply in all material respects with all applicable Environmental Laws; the Company and its subsidiaries have obtained all material Governmental Permits relating to Environmental Laws necessary for the operation of their businesses; and all such Governmental Permits are set forth on Section 4.6 of the Company Disclosure Schedule and are in full force and effect and the Company and its subsidiaries are in compliance with terms and conditions of such permits except, in the case of each of the foregoing, for such events or noncompliance as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has received notice of, or, to the knowledge of the Company, is subject to any pending or threatened investigation by, order from or claim by any person (including without limitation any Governmental Entity or prior owner or operator of any of the Company Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim arising from the Release or threatened Release of a Contaminant into the environment. Neither the Company nor any of its subsidiaries is subject to any pending, or to the knowledge of the Company, threatened, judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law.

            (b) Neither the Company nor any of its subsidiaries has (i) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent; (ii) filed a notice pursuant to Section 103(c) of CERCLA; or
(iii) filed any notice under any applicable Environmental Law reporting a violation of any applicable Environmental Law. To the knowledge of the Company, there is not now nor has there ever been, on or in any Company Property: (A) any Release, (B) any treatment, recycling, disposal or storage, other than short term storage prior to removal by a licensed transporter for off-site disposal, of any hazardous waste, as that term is defined under RCRA or any state equivalent, or (C) any underground storage tank or surface impoundment or landfill or waste pile, except, in the case of each of the foregoing, for such events which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (c) To the knowledge of the Company, there is not now on or in any Company Property any polychlorinated biphenyls (PCB) used in the Company's operations in pigments, hydraulic oils, electrical transformers or other equipment.

            (d) To the knowledge of the Company, any asbestos-containing material or presumed asbestos-containing material which is on or part of any Company Property presently owned, leased or operated by the Company or any of its subsidiaries, as currently configured and operated, is in good repair according to the current standards and practices governing such material, and its presence or condition does not materially violate any currently applicable Environmental Law. None of the products manufactured, distributed or sold by the Company or any of its subsidiaries contained asbestos or asbestos-containing material.

            (e)   For purposes of this Section:

                        (i) "Company Property" means any real or personal
            property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset now or, to the Company's knowledge, previously owned, leased or operated primarily by the Company or any of its present or, to the Company's knowledge, past subsidiaries.

                        (ii) "CERCLA" means the Comprehensive Environmental
            Response, Compensation and Liability Act, as amended, and any regulations promulgated thereunder.

                        (iii) "Contaminant" means any waste, pollutant,
            hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, hazardous material or any constituent of any such substance, waste or material, in each case to the extent regulated by Environmental Law.

                        (iv) "Environmental Law" means all foreign, federal,
            state and local Laws or regulations relating to or addressing the environment, health and safety as related to Contaminants, including but not limited to CERCLA, OSHA and RCRA, any analogous foreign, state or local law, and the common law.

                        (v) "Governmental Permits" means any permits, licenses,
            certificates, orders, Consents, authorizations franchises and other approvals from, or required by, any Governmental Entity that are used by, or are necessary to own and to operate, the business of the Company and its subsidiaries as currently configured and operated, together with any applications for the issuance, renewal, modification or extension thereof and all supporting information and analyses.

                        (vi) "OSHA" means the Occupational Safety and Health
            Act, as amended, and any regulations promulgated thereunder.

                        (vii) "RCRA" means the Resource Conservation and
            Recovery Act, as amended, and any regulations promulgated thereunder.

                        (viii) "Release" means release, spill, emission,
            leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment or into or out of any Company Property, including the movement of Contaminants through or in the air, soil, surface water, or groundwater of Company Property.

      Section 4.7 Compliance with Applicable Laws.

            (a) Except with respect to those matters that are the subject of the representations and warranties set forth in Sections 4.6, 4.12 and 4.16 of this Agreement, and except as set forth in Section 4.7 of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, registrations, clearances, licenses, variances, exemptions, orders and approvals of all Governmental Entities material to the Company or required for them to own their assets and conduct their business as now owned, conducted and performed (the "Company Permits"). The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits. Except with respect to those matters that are the subject of the representations and warranties set forth in Sections 4.6, 4.12 and 4.16 of this Agreement, the business operations of the Company and its subsidiaries have been conducted in compliance, in all respects material to the Company and its subsidiaries, with all Laws, ordinances and regulations of any Governmental Entity. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is in material default, breach or violation of any Law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. No person other than the Company or one of its subsidiaries owns or has any proprietary, financial or other interest in any Company Permit.

            (b) The Company and its subsidiaries have not made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA") for the purpose of influencing any official act or decision of such official or inducing him or her to do or omit to do any act in violation of his or her lawful duty, to affect any act or decision of such official, or to secure any improper advantage, or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing him or her to do any act in violation of his or her lawful duty, or to secure any improper advantage, or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both clauses (i) and
(ii) above in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or directing business to the Company or any of its subsidiaries or under circumstances which would subject the Company or any of its subsidiaries to liability under the FCPA (or any comparable foreign statute or regulation). The Company has not made any bribe, kickback or other illegal payment in violation of any foreign or domestic Law.

      Section 4.8 Change of Control. Except as set forth in Section 4.2(c),
Section 4.4(a) or Section 4.8 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the Consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights or create any other detriment under the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, agreement or other instrument, obligation or Contract to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound. Section 4.8 of the Company Disclosure Schedule sets forth the Company's best estimates of the amounts payable to the executives listed therein, as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any "gross-up" payments with respect to any of the foregoing), based on compensation data applicable as of the date of such Schedule and the assumptions stated on that Schedule.

      Section 4.9 Litigation. Except as set forth on Section 4.9 of the Company Disclosure Schedule, there is no Litigation pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect on the Company and its subsidiaries as a whole or (ii) prevent or materially delay the consummation of the Offer and the Merger. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries, nor any of their respective rights, properties or assets, is subject to any outstanding Order which would reasonably be expected to (i) have a Material Adverse Effect on the Company or
(ii) prevent or materially delay the consummation of the Offer and the Merger. To the knowledge of the Company, there are no Litigation or Orders pending or threatened against any person whom the Company or any of its subsidiaries has agreed to indemnify, concerning such person's conduct as a director, officer, employee or agent of the Company or any of its subsidiaries.

      Section 4.10 Information. Neither the Schedule 14D-9 nor any of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Proxy Statement or (iii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement

(the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, at the date any of such Other Filings or any amendment or supplement thereto is published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall not, at the date it is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to any statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement.

      Section 4.11 Certain Approvals. The Company has taken all necessary action to ensure that the restrictions on "business combinations" under Section 203 of the GCL do not and shall not apply to or be triggered by this Agreement or the consummation of the transactions contemplated hereby and such action is effective as of the date hereof. To the knowledge of the Company, no state takeover statute or similar statute or regulation applies to the Offer, the Merger or the transactions contemplated by this Agreement.

      Section 4.12      Employee Benefit Plans.

            (a) Section 4.12(a) of the Company Disclosure Schedule includes a complete list of all material employee benefit plans, programs, and other arrangements providing incentive compensation or benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

            (b) With respect to each material Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, amendments, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as set forth on Section 4.12(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has undertaken to make any amendments to any Plan.

            (c) Section 4.12(c) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could reasonably be expected to result in the loss of the qualified status of any Qualified Plan or the related trust. The Company does not provide benefits through a voluntary employee beneficiary association as defined in Code Section 501(c)(9)).

            (d) In all material respects, all contributions required to be made to any Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

            (e) The Company and each of its subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all Laws and regulations applicable to the Plans. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. No non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan that could reasonably be expected to result in the imposition of any penalty or tax on the Company or for which the Company would be liable.

            (f) Neither the Company, any of its subsidiaries, nor any ERISA Affiliate has ever sponsored or maintained or had any liability (whether actual or contingent) with respect to any Plan subject to Code Section 412, ERISA
Section 302, Title IV (including any plan described in ERISA Section 302) or any comparable plan not covered by ERISA ("Pension Plan"); neither the Company nor any of its subsidiaries has any liability (whether actual or contingent) with respect to any Pension Plan maintained by any predecessor entity (or any of their ERISA Affiliates); neither the Company nor any of its subsidiaries has any liability (whether actual or contingent) with respect to any Plans maintained, now or in the past (or that should have been maintained), by any ERISA Affiliate or predecessor.

            (g) No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan"), nor has the Company or any of its subsidiaries, or any of their respective ERISA Affiliates (as defined in the next sentence), at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its subsidiaries, or that is a member of the same "controlled group" as the Company or any of its subsidiaries, pursuant to Section 4001(a)(14) of ERISA.

            (h) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any liability under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and
Section 4980B of the Code, or (v) corresponding or similar provisions of foreign Laws or regulations, other than a liability that arises solely out of, or relates solely to, the Plans, that would be a liability of the Company or any of its subsidiaries following the Effective Time. Without limiting the generality of the foregoing, none of the Company, its subsidiaries nor any ERISA Affiliate of the Company or any of its subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

            (i) Neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no additional expense to the Company and its subsidiaries.

            (j) There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

            (k) Except as set forth in Section 4.2(c), or Section 4.8 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its subsidiaries or result in any limitation on the right of the Company or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            (l) All Plans subject to the Laws of any jurisdiction outside of the United States: (i) have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

            (m) Except as set forth in Section 4.12(m) of the Company Disclosure Schedule, since January 1, 2001, the Company has not increased the compensation or fringe benefits payable or to be payable to its directors, officers or employees (whether from the Company or any of its subsidiaries), or paid or awarded any benefit not required by any existing plan or arrangement to any officer, director or employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or granted any severance or termination pay to any officer, director or other employee of the Company or any of its subsidiaries (other than as required by existing agreements or policies described in the Company Disclosure Schedule), or entered into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries or established, adopted, entered into, amended or waived any Employee Benefit Arrangement (as hereinafter defined), except, in each case, to the extent required by applicable Law.

      Section 4.13      Intellectual Property.

            (a) Set forth on Section 4.13(a) of the Company Disclosure Schedule is a list of all material patents, patent applications, patent disclosures, trademark registrations and trademark applications, Internet domain names, service mark registrations and service mark applications, certification mark registrations and certification mark applications, copyright registrations and copyright registration applications, mask works registrations and mask works registration applications, both domestic and foreign, which are owned or used by the Company or any of its subsidiaries. The assets described on Section 4.13(a) of the Company Disclosure Schedule and all other material computer software, trade secrets, trademarks, trade names, service marks, certification marks, copyrights, know-how, methods, processes, procedures, apparatus, equipment, industrial property, discoveries, inventions, patent disclosures, invention disclosures (whether or not patentable or reduced to practice), designs, drawings, plans, specifications, engineering data, manuals, development projects, research and development work in progress, technology and other proprietary rights, confidential information or intellectual property ("Intellectual Property") which are owned or used by the Company or any of its subsidiaries are referred to as the "Company Intellectual Property." To the knowledge of the Company, the Company and its subsidiaries own all right, title and interest in and to the Company Intellectual Property validly and beneficially, free and clear of all material Liens, with the sole and exclusive right to use the same, subject to those licenses listed on Section 4.13(b) of the Company Disclosure Schedule. To the knowledge of the Company, the Company Intellectual Property constitutes all the Intellectual Property necessary or appropriate to conduct the business of the Company and its subsidiaries as presently conducted and as currently proposed to be conducted.

            (b) Set forth on Section 4.13(b) of the Company Disclosure Schedule is a list of (i) all material licenses, assignments and other transfers of Company Intellectual Property granted or assigned to others by the Company or any of its subsidiaries, and (ii) all Intellectual Property licensed, granted or assigned to the Company or any of its subsidiaries by others. Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will adversely affect any of the Company's or any of its subsidiaries' rights with respect to any of the Company Intellectual Property, and none of the material licenses, assignments or other transfers described above is subject to termination or cancellation or change in its terms or provisions as a result of this Agreement or the transactions provided for in this Agreement. To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party.

            (c) Except as set forth on Section 4.13(c)of the Company Disclosure Schedule, no material claim by a third party against the Company, any of its subsidiaries or any of their respective assets with respect to the Company Intellectual Property has been asserted or, to the knowledge of the Company, is threatened by any person, nor does the Company have knowledge of any valid ground for any bona fide claims, (i) to the effect that the manufacture, sale or use of any product, service or process as used (currently or in the past) or offered or proposed for use or sale by the Company infringes on any Intellectual Property of any person, (ii) against the Company or any subsidiary relating to the use of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any Company Intellectual Property. All granted and issued patents and all registered trademarks and service marks listed in Section 4.13(a) of the Company Disclosure Schedule and all copyrights held by the Company are valid, enforceable and subsisting.

            (d) No Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing, assignment or other transfer, use or enforceability thereof by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except indemnities agreed to in the ordinary course of business in connection with the sale, delivery or transfer of Company products or services or included as part of the Company's license agreements. The Company or its subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Company Intellectual Property.

      Section 4.14      Taxes.

            (a) All Tax Returns (as hereinafter defined) required to be filed by the Company and each of its subsidiaries have been timely filed after giving effect to any extensions. All such Tax Returns were correct and complete in all material respects. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, all Taxes required to be paid by the Company and each of its subsidiaries that are due and payable have been paid, whether or not shown on any Tax Return. Each of the Company and its subsidiaries has made adequate provision in reserves established in its financial statements and accounts for all Taxes which have accrued but are not yet due and payable. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

            (b) There are no material liens for Taxes upon the assets of the Company or any of its subsidiaries other than liens for current Taxes not yet due and payable.

            (c) The Company and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected.

            (d) Except as set forth in Section 4.14(d) of the Company Disclosure Schedule, there is no claim or dispute concerning any material Tax liability of the Company or its subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its subsidiaries has knowledge based on personal contact with any agent of such authority. There is no audit, examination, or similar proceeding currently in progress or pending with respect to Taxes or Tax Returns of the Company or any of its subsidiaries.

            (e) Section 4.14(e) of the Company Disclosure Schedule lists the periods for which the Tax Returns required to be filed by the Company or any of its subsidiaries have been examined by the IRS or other appropriate taxing authority. All material deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company's financial statements, and no issue or claim has been asserted in writing for Taxes by any taxing authority for any prior period, other than those heretofore paid or provided for in the Company's financial statements. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its subsidiaries.

            (f) Neither the Company nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provision of state or local law) by reason of a change in accounting method.

            (g) Neither the Company nor any if its subsidiaries has been a party to any deferred intercompany transaction pursuant to which it realized but did not recognize a gain, and no excess loss account exists with respect to the shares of stock of any member of the federal consolidated income tax group of which the Company is the common parent.

            (h) Neither the Company nor any of its subsidiaries has been a party to any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state or local income Tax law).

            (i) During the past five years, neither the Company nor any of its subsidiaries has been party to any transaction, either as a distributing corporation or controlled corporation, that has been reported to qualify for tax-free treatment under Section 355 of the Code.

            (j) Neither the Company nor any of its subsidiaries has a permanent establishment in any foreign country.

            (k) Neither the Company nor any of its subsidiaries has made any payments, nor is or will become obligated to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local, or foreign income Tax law).

            (l) Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

            (m) Neither the Company nor any of its subsidiaries (i) has been a member of a group filing consolidated returns for federal income Tax purposes (except for the group of which the Company is the common parent), (ii) has any liability for the Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferor or successor, by contract or otherwise, or (iii) is a party to, bound by, or has any continuing obligation under any Tax sharing, Tax indemnity, or any other agreement of a similar nature.

            (n) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

            (o) The Company has delivered to Parent true and complete copies of
(i) all Federal income Tax Returns of the Company and its subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Federal income taxes of the Company or any subsidiary.

      Section 4.15 Absence of Certain Changes.Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Section
4.15 of the Company Disclosure Schedule and except for the transactions expressly contemplated by this Agreement, since December 31, 2000 (i) there has not been any Material Adverse Effect on the Company; (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course and in a manner consistent with past practice; and (iii) neither the Company nor any of its subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business, other than in connection with the contemplated sale or disposition of the Excluded Business in accordance with the terms hereof and other than the shut-down of the NAS Business.

      Section 4.16      Labor Matters.

            (a) No employees of the Company or of any of its subsidiaries are represented by any labor union or any collective bargaining organization. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, as of the date hereof, no facts or event exists that is likely to give rise to a violation of Section 4.16(a) on or before the Effective Time.

            (b)   With respect to employees of and services providers to the
Company:

                        (i) The Company complies and has complied materially
            with all employment agreements and all applicable domestic and foreign Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such employment agreements or Laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or, to the Company's knowledge, threatened with respect to such Laws, either by private individuals or by governmental agencies; all employees of the Company and each of the subsidiaries are at will except as set forth in Section 4.16(b) of the Company Disclosure Schedule; and all employees have signed confidentiality/non-disclosure agreements;

                        (ii) The Company is not, nor has it ever been, engaged
            in any unfair labor practice. There is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

                        (iii) As of the date of this Agreement, no material
            grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships (involving more than one employee) is pending, and no claims therefor exist or have, to the Company's knowledge, been threatened; no labor strike, lock-out, slowdown, or work stoppage is pending or, to the Company's knowledge, threatened, against or directly affecting the Company; and, to the Company's knowledge as of the date hereof, no fact or event exists that is likely to give rise to a violation of Section 4.16(b)(iii) on or before the Effective Time; and

                        (iv) All persons who are or were performing services for
            the Company and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of Law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

      Section 4.17 Relationships with Customers, Suppliers, Distributors and Sales Representatives. Neither the Company nor any of its subsidiaries has received written notice that any customer, supplier, distributor or sales representative intends to cancel, terminate or otherwise modify its relationship with the Company or any subsidiary, which action would reasonably be expected to have a Material Adverse Effect on the Company.

      Section 4.18 Contracts. (a) Section 4.18(a) of the Company Disclosure Schedule lists all written or oral Contracts to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties, rights or assets are bound, and which fall within any of the following categories (all of the Contracts required to be disclosed on Section 4.18(a) of the Company Disclosure Schedule are referred to as the "Material Contracts"): (i) material Contracts not entered into in the ordinary course of business including, without limitation, all contracts in which the Company assumed or retained environmental liabilities in connection with the sale of companies or properties, (ii) joint venture, partnership and like agreements, (iii) Contracts containing covenants purporting to limit the freedom of the Company or any of its affiliates to compete in any line of business in any geographic area or to hire or solicit any individual or group of individuals (which are set forth in Section 4.18(a)(iii) of the Company Disclosure Schedule), (iv) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or any of its affiliates (other than the Company and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals (which are set forth in Section 4.18(a)(iv) of the Company Disclosure Schedule), (v) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of the Company or any of its subsidiaries, (vi) Contracts relating to any outstanding commitment for capital expenditures in excess of $100,000, (vii) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $100,000, letters of credit or other agreements or instruments of the Company or any of its subsidiaries or commitments for the borrowing or the lending of amounts in excess of $100,000 by the Company or any of its subsidiaries or providing for the creation of any material charge, security interest, encumbrance or Lien upon any of the assets of the Company or any of its subsidiaries, (viii) Contracts with or for the benefit of any affiliate of the Company (other than subsidiaries of the Company), and (ix) all other Contracts, whether or not made in the ordinary course of business, which are material to the Company or any of its subsidiaries or to the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Offer or the Merger or otherwise prevent or materially delay the Company from performing its obligations hereunder or would result in a Material Adverse Effect on the Company.

            (b) All of the Material Contracts are valid and binding obligations of the Company or a subsidiary of the Company and, to the Company's knowledge, the valid and binding obligation of each other party thereto, enforceable in each case in accordance with their respective terms. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of its subsidiaries, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) could constitute a default under, any such Contract, nor has the Company or any of its subsidiaries received any notice or claim of any such default. None of the Material Contracts with any affiliate of the Company are on terms less favorable to the Company or its subsidiaries than those that would be obtained from unaffiliated third parties. The Company has provided to Parent true and complete copies of all written Material Contracts, and true and complete summaries of all oral Material Contracts, including in each case all amendments thereto.

      Section 4.19 Product Recalls. The Company is not aware of any pattern or series of claims against the Company or any of its subsidiaries which reasonably could be expected to result in a generalized product recall relating to products sold by the Company or any of its subsidiaries, regardless of whether such product recall is formal, informal, voluntary or involuntary.

      Section 4.20 Interested Party Transactions. Except as set forth in Section
4.20 of the Company Disclosure Schedule or disclosed in the SEC Reports, (i) there are no existing, and since December 31, 2000 there has been no Contract, transaction, indebtedness or other arrangement, or any related series thereof, between the Company and any of its subsidiaries, on the one hand, and any of the current or former directors, officers, stockholders or other affiliates of the Company or of any of its subsidiaries, or any of their respective affiliates or family members, on the other hand (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), (ii) there are no transactions involving Company of a nature that would be required to be described under Item 404 of Regulation S-K promulgated under the Securities Act, and (iii) none of the officers or directors of the Company or any of its subsidiaries has any material direct or indirect interest in any material property or assets used in or pertaining to the business of the Company or that of its subsidiaries, or in any supplier, distributor or customer of the Company or any of its subsidiaries.

      Section 4.21 Brokers. Except for the engagement of Financial Advisor, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Company has previously delivered to Parent a copy of the Company's engagement letters with Financial Advisor.

      Section 4.22 Opinion of Financial Advisor. The Company Board has received an oral or written opinion of Financial Advisor to the effect that, as of the date hereof, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates) pursuant to the Offer and the Merger, is fair to the Company's stockholders from a financial point of view. Promptly following the date hereof, the Company will deliver to Parent a written copy of such opinion.

      Section 4.23      Property and Leases.

            (a) The Company and its subsidiaries have good, marketable and valid title to, or a valid leasehold interest in, all of the real and personal property owned by the Company or any of its subsidiaries or used or held for use by any of them in connection with, or necessary for, their respective businesses, free and clear of all Liens (collectively, the "Company Assets"). The Company Assets are all of the assets and properties necessary for the Company and its subsidiaries to conduct their respective businesses as presently conducted and as proposed to be conducted. All of the tangible Company Assets have been maintained in a reasonably prudent manner, are in good operating condition and repair, and no maintenance with respect thereto has been deferred or delayed.

            (b) Each material parcel of real property owned or leased by the Company or any of its subsidiaries is neither subject to any decree or order by any Governmental Entity to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. There are no persons other than the Company and its subsidiaries in possession of any of the real property owned or leased by the Company or any of its subsidiaries, or any portion thereof, and, to the Company's knowledge, there are no Contracts granting to any person or persons other than the Company and its subsidiaries the right of use or occupancy of any portion of such real property. None of the

Company nor any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any such real property or any other interest in any such real property. To the Company's knowledge, there are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any of its subsidiaries for the purposes for which it is currently being used, or material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any of its subsidiaries.

            (c) Each lease and sublease covering any Company Assets is a legal, valid and binding obligation of the Company and/or such subsidiary, as applicable, and, to the Company's knowledge, of each other party thereto and is enforceable, in accordance with its terms, against the Company and/or such subsidiary, as applicable, and, to the Company's knowledge, against each other party thereto, and such lease or sublease will continue to be valid, binding and enforceable in accordance with its terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. There is not under any such lease or sublease any material default by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other person, or any condition, event or act which would constitute such a material default.

      Section 4.24      Insurance.

      The Company and its subsidiaries maintain policies of insurance on terms, and in amounts, that are adequate for the conduct of their respective businesses, in each case as such business is currently conducted and consistent with customary practices and standards of companies engaged in businesses similar to that of the Company and the subsidiaries, and with insurers reasonably believed by the Company to be responsible. With respect to each material insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (ii) neither the Company nor any of its subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy.

      Section 4.25      Rights Agreement.

      The Company and the Company Board have authorized all necessary action to amend the Rights Agreement (without redeeming the Rights) so that none of the execution or delivery of this Agreement, the making of the Offer, the acquisition of Common Shares pursuant to the Offer or the consummation of the Merger will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) cause Parent, the Purchaser or any of their Affiliates or Associates to be an Acquiring Person (as each such term is defined in the Rights Agreement) or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof. The Company has delivered to Parent a copy of the executed certificate delivered to the Rights Agent pursuant to
Section 27 of the Rights Agreement.

                                    ARTICLE FIVE
                           REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND THE PURCHASER

      Parent and the Purchaser represent and warrant to the Company as follows:

      Section 5.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Purchaser has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent," as used in this Agreement, means any change in or effect on the business, assets, liabilities, financial condition or results of operations of Parent or any of its subsidiaries that, individually or in the aggregate, would be materially adverse to Parent and its subsidiaries taken as a whole.

      Section 5.2 Authority Relative to this Agreement.Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Parent and the Purchaser and by Fluke Networks, Inc. as sole stockholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms.

      Section 5.3 No Conflict; Required Filings and Consents.

            (a) Assuming (i) the filings required under the HSR Act and any domestic, foreign or supranational antitrust Laws are made and any waiting periods thereunder that suspend the right to close the transactions contemplated hereby have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover Law are met, and (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the GCL, is made, none of the execution and delivery of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or the Purchaser, (ii) conflict with or violate in any material respect any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to Parent or the Purchaser, or by which either of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser is a party or by which Parent or the Purchaser or any of their respective properties or assets may be bound or affected, which would materially impair the ability of Parent or the Purchaser to perform its obligations under this Agreement, or prevent or materially delay the consummation of the transactions contemplated hereby.

            (b) None of the execution and delivery of this Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act and any state securities "blue sky" or takeover Law, (ii) the filing of a certificate of merger pursuant to the GCL, and (iii) compliance with the HSR Act and any requirements of domestic, foreign or supranational antitrust Laws.

      Section 5.4 Information.None of the information supplied or to be supplied by Parent and the Purchaser in writing specifically for inclusion in (i) the
Schedule 14D-9, (ii) the Proxy Statement or (iii) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 5.5 Financing.Parent has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement, and will cause the Purchaser to have sufficient funds available to consummate the Offer and the Merger and the transactions contemplated hereby.


                                   ARTICLE SIX
                                    COVENANTS

      Section 6.1 Conduct of Business of the Company.Except as required by this Agreement or otherwise with the prior written consent of Parent, during the period from May 21, 2001 to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and in compliance with all Laws and Orders, will use its commercially reasonable efforts, and will cause each of its subsidiaries to use its commercially reasonable efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it, including, without limitation, maintaining satisfactory relationships with suppliers, distributors, customers, licensors and others having business relationships with the Company or any of its subsidiaries. Without limiting the generality of the foregoing, and except as otherwise required by this Agreement, the Company will not and will not permit any of its subsidiaries to, prior to the Effective Time, directly or indirectly, without the prior written consent of Parent, which in the case of clauses (f), (i) and (j) will not be unreasonably withheld:

            (a) adopt any amendment to its certificate of incorporation or bylaws or comparable organizational documents or the Rights Agreement (other than the amendment contemplated by Section 4.25);

            (b) sell, pledge or encumber any stock owned by it in any of its subsidiaries, other than in connection with the sale of the Excluded Business in accordance with the terms of the Sale Agreements;

            (c) (i) issue, reissue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, reissuance, sale, pledge, disposal of, grant or encumbrance of, (A) any shares of capital stock of any class of the Company or any of its subsidiaries, or securities convertible into any such capital stock, or any rights, warrants or options to acquire any such convertible securities or capital stock, or any other ownership interest in the Company or any of its subsidiaries, other than the issuance of Shares (and the related Rights), in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of the Options outstanding on the date hereof (or if a Triggering Event (as defined in the Rights Agreement) by a party other than Parent or the Purchaser shall occur, pursuant to the exercise of Rights), or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof, or (ii) alter or make any other changes in its capital structure;

            (d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, other than between any of the Company and any of its wholly owned subsidiaries;

            (e) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

            (f) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its subsidiaries), or pay or award any benefit not required by any existing plan or arrangement to any officer, director or employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or grant any severance or termination pay to any officer, director or other employee of the Company or any of its subsidiaries (other than as required by existing agreements or policies described in the Company Disclosure Schedule), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries or establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees of the Company or its subsidiaries (any of the foregoing being an "Employee Benefit Arrangement"), except, in each case, to the extent required by applicable Law or required by the existing terms of any such Employee Benefit Arrangement as in effect prior to January 1, 2001 and described in the Company Disclosure Schedule;

            (g) acquire, mortgage, encumber, sell, lease, license or dispose of, or pledge, encumber or permit the placement of any Lien on, any material assets (including Intellectual Property) or securities, except pursuant to existing Contracts or commitments which have been disclosed on Section 4.18(a) of the Company Disclosure Schedule or for the lease, sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice, other than the contemplated sale or other disposition of the Excluded Business in accordance with the terms hereof and transactions between a wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

            (h) (i) incur, assume or pre-pay any long-term indebtedness or incur or assume any short-term indebtedness, except that the Company and its subsidiaries may incur, assume or pre-pay debt in the ordinary course of business in an amount not to exceed $100,000 in the aggregate and for purposes consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (iv) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, (v) authorize or make capital expenditures which are in excess of $100,000 individually or $250,000 in the aggregate, (vi) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (vii) delay or accelerate payment of any account payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, (viii) vary its inventory practices in any material respect from its past practices, (ix) issue any debt securities, or
(x) grant any security interest in any of its assets or properties, except in the ordinary course of business consistent with past practice;

            (i) settle or compromise any Litigation, suit or claim or threatened Litigation, suit or claim where the amount involved is greater than $100,000;

            (j) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any Contract (unless the amount involved is less than $100,000), (ii) waive, release, relinquish or assign any Contract (or any of its rights thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries;

            (k) make any tax election that is not required by Law (other than elections consistent with past practice) or settle or compromise any tax liability;

            (l) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary course of business consistent with past practice;

            (m) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, business organization, division or any other person or, except in the ordinary course of business consistent with past practice, any assets;

            (n) enter into any Contract other than in the ordinary course of business consistent with past practice (and in any case, only if the amount or value involved is less than $100,000, except that this $100,000 limitation shall not apply with respect to Contracts entered into by or on behalf of the Company in the ordinary course of business consistent with past practice with any of the entities set forth on Section 6.1(n) of the Company Disclosure Schedule), other than in connection with the contemplated sale or other disposition of the Excluded Business in accordance with the terms hereof;

            (o) except as may be required as a result of a change in Law or in GAAP, make any change in its methods of accounting, including tax accounting policies and procedures;

            (p) fail to comply with any Law or the rules of any self-regulatory authority, including without limitation any failure to make in a timely manner any filings with the SEC required under the Securities Act or Exchange Act or the rules and regulations promulgated thereunder;

            (q) unless the Company Board has made the determinations set forth in Section 6.9(a)(i) and (ii) with respect to a specific Superior Proposal in accordance with the terms of Section 6.9(a), in which case this 6.1(q) shall not apply to that specific Superior Proposal after such determination has been made, waive, release or not enforce any standstill or confidentiality provisions of any agreements with a third party; or

            (r) agree in writing or otherwise to take any of the foregoing actions prohibited under this Section 6.1, or take or agree to take any action which would cause any representation or warranty in this Agreement to be or become untrue or incorrect.

      Section 6.2 Access to Information.From the date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") full access, during normal business hours, to the assets, properties, offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. The Company shall furnish promptly to Parent and the Purchaser a copy of each report, schedule, registration statement and other document filed by it or any of its subsidiaries during such period pursuant to the requirements of federal or state securities Laws.

Parent and the Purchaser agree that any information furnished pursuant to this
Section 6.2 will be subject to the provisions of the letter agreement dated February 25, 1999 by and between the Parent and the Company, as amended May 22, 2001 (the "Confidentiality Agreement").

      Section 6.3 Efforts.

            (a) Subject to the terms and conditions provided herein, each of the Company, Parent and the Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use all reasonable efforts to make, or cause to be made, all filings necessary or proper under applicable Laws and regulations, and to take all other actions necessary or advisable to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperation in the preparation and filing of the Offer Documents, the
Schedule 14D-9 and any actions or filings related thereto, the Proxy Statement, and filings required under the HSR Act, or other foreign filings and any amendments to any thereof, and cooperation in obtaining approvals necessary from Government Entities to continue fully existing operations. In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries should be discovered by the Company or Parent, as the case may be, which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

            (b) Each of the parties will use its commercially reasonable efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement, provided, however, that, notwithstanding any other provision of this Agreement, the Company shall not, without Parent's prior written consent, and Parent shall not be obligated to, agree to divest, hold separate or otherwise materially restrict the use or operation of any business or assets of Parent, Purchaser or the Company, which divestiture, agreement to hold separate, or other restriction would, in the good faith judgment of Parent, have a Material Adverse Effect on Parent or a Material Adverse Effect on the Company, as the case may be.

            (c) Without limiting the foregoing, within five business days after the date of this Agreement, the Parent will make all necessary filings and submissions under the HSR Act, and the Company will make all necessary filings and submissions under the HSR Act as soon as practicable, but no later than the date required by the HSR Act and rules promulgated thereunder. The Company and Parent agree to comply with other requests for information from the Federal Trade Commission and/or the Antitrust Division of the Department of Justice ("Antitrust Governmental Entities"), to the extent required by applicable Law. The Company and Parent agree to share equally all filing fees associated with filing of the Notification and Report Form. Except as may be restricted by applicable Law, (a) the parties hereto shall cooperate with each other with respect to the obtaining of information needed for the preparation of the Notification and Report Forms required to be filed pursuant to the HSR Act by the Company and Parent in connection with the transactions contemplated hereby, and (b) the parties shall use their reasonable efforts and shall cooperate in responding to any written or oral requests from Antitrust Governmental Entities for additional information or documentary evidence, and (c) the parties shall cooperate and shall provide notice and opportunity to consult regarding all meetings with Antitrust Governmental Entities, whether in person or telephonic, and regarding all written communications with Antitrust Governmental Entities, in connection with the transactions contemplated hereby. Company and the Parent will also cooperate to make as soon as practicable all necessary filings and submissions required by the antitrust or competition laws of any other jurisdiction.

            (d) The Company shall give Parent the opportunity to participate in the defense of any Litigation against the Company, any of its subsidiaries and/or any of the Company's directors relating to any of the transactions contemplated by this Agreement. In the event that a claim is asserted against any of the parties hereto or any of their respective affiliates, relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, any of the transactions contemplated by this Agreement, each of the parties hereto agrees to fully cooperate with the other parties hereto in the defense of any such claim at the expense of the party against whom such claim is asserted.

      Section 6.4 Public Announcements.During the term of this Agreement, the parties hereto shall use their commercially reasonable efforts to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other transactions contemplated hereby, provide to the other party for review a copy of any such press release or statement, and not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law or any listing agreement with a securities exchange.

      Section 6.5       Employee Benefit Arrangements.

            (a) Parent agrees that the Company will honor, and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance and bonus agreements and arrangements to which the Company is a party which are set forth on Section 6.5 of the Company Disclosure Schedule covering current and former directors, officers and employees, subject to any amendment or termination that may be permitted by the terms thereof. Nothing in this Agreement is intended to require Parent, the Surviving Corporation, or the Company to maintain any particular benefit or compensation plan, program, or arrangement, to require any of the foregoing to retain any person in employment, or to change such person's status from "at-will" (except as an employment agreement may otherwise provide). The provisions of Section 6.5 apply exclusively to employees of the Company at its U.S. operations.

            (b) Parent agrees that (i) for the period ending December 31, 2001 the Surviving Corporation shall continue the compensation and employee benefit and welfare plans and programs of the Company, other than those providing equity- based compensation, to the extent practicable as in effect on the date hereof, and (ii) thereafter the Surviving Corporation shall provide employees of the Company and its subsidiaries as a whole (A) compensation (including bonus and incentive awards) programs and plans and (B) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans), fringe benefits and vacation policies which are substantially the same as or not less favorable in the aggregate to such employees than those generally in effect with respect to similarly situated employees of Parent or, at Parent's election, those in effect before the Effective Time at the Company, after giving effect to any regional differences. Notwithstanding the forgoing, in no event shall severance benefits available to employees of the Company or its subsidiaries through the first anniversary of the Effective Time be less favorable than the severance benefits in effect as of the date of this Agreement, as set forth on Section 6.5 of the Company Disclosure Schedule.

            (c) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to each employee of the Company (a "Company Employee") after the Effective Time, each Company Employee shall be credited with his or her years of service with the Company and its affiliates before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service for purposes of vesting, and eligibility under any similar Plans, except to the extent such credit would result in a duplication of benefits and except for purposes of accrual of benefits under defined benefit pension plans. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Parent and its affiliates for the benefit of Company Employees (such plans, collectively, the "New Plans") to the extent coverage under such New Plan replaces coverage under a comparable Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plan"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions of such New Plan to be waived for such employee and his or her covered dependents to the extent not currently applicable to such persons.

      Section 6.6 Indemnification.

            (a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability that are no less favorable than those provisions set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, and these provisions in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company (the "Indemnified Parties"), unless such amendment, repeal or modification is required by Law. Parent shall, during such period, guarantee the obligations of the Surviving Corporation with respect to the indemnification provisions contained in the Surviving Corporation's certificate of incorporation and bylaws.

            (b) Parent and the Surviving Corporation shall, from the Effective Time until the fourth anniversary of the Effective Time or such earlier date as may be mutually agreed upon by Parent, the Surviving Corporation, and the applicable Indemnified Party, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries as of the date hereof (or other arrangements (including self-insurance) or policies that provide at least the same coverage and amounts on terms that are not less advantageous to the insured parties), true and complete copies of which have been delivered to Parent, with respect to claims arising from facts or events that occurred on or prior to the Effective Time. In lieu of the purchase of such insurance or adoption of such other arrangements, self-insurance or other policies by Parent or the Surviving Corporation, the Surviving Corporation may purchase a three-year extended reporting period endorsement ("reporting tail coverage") under the Company's directors' and liability insurance coverage. In no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph (b) any amount per year in excess of 150% of the aggregate premiums paid by the Company and its subsidiaries in the fiscal year ending December 31, 2000 for directors' and officers' liability insurance, which amount has been disclosed to Parent.

            (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.6.

            (d) This Section 6.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Indemnified Parties and their respective heirs, executors and personal representatives, and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation. This Section 6.6 shall not limit or otherwise adversely affect any rights any Indemnified Party may have under any agreement with the Company or any of its subsidiaries or the Company's or any such subsidiary's certificate of incorporation or bylaws.

      Section 6.7 Notification of Certain Matters.Parent and the Company shall promptly notify each other of (a) any circumstance or the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied, or (iii) to result in a Material Adverse Effect on the Company, and (b) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party, the conditions to the obligations of any party hereunder, or the remedies of any party whether under applicable Law or hereunder. Each of the Company, Parent and the Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      Section 6.8 State Takeover Laws.Without limiting the foregoing, the Company and the Company Board shall (i) take all actions necessary to ensure that no "fair price," "control share acquisition," "moratorium" or other anti-takeover statute, or similar Law, is or becomes applicable to this Agreement or any of the transactions contemplated hereby, and (ii) if any such statute or Law is or becomes applicable to this Agreement or any of the transactions contemplated hereby, take all actions necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or Law on the transactions contemplated hereby.

      Section 6.9 No Solicitation.

            (a) The Company shall, and shall direct its subsidiaries and other affiliates and their respective officers, directors, employees, representatives and agents to, immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Transaction (as hereinafter defined). The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or its subsidiaries or acquisition of any capital stock or any material portion of the assets of the Company or its subsidiaries, or any combination of the foregoing (other than the Offer, the Merger and the sale or other disposition of the Excluded Business, or the shut-down of the NAS Business (excluding the Excluded Business), in each case in accordance with the terms hereof) (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in substantive discussions with any person (other than the Purchaser, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may, prior to the purchase of Shares pursuant to the Offer, furnish information to, and negotiate or otherwise engage in substantive discussions with, any person who delivers a bona fide, written proposal for an Acquisition Transaction if the Company Board determines in good faith by a majority vote, after consultation with its outside legal counsel and Financial Advisor or another nationally recognized investment banking firm, that
(i) such a transaction is reasonably likely to result in a transaction that is superior in comparison to the Offer and the Merger and the terms of this Agreement to the Company's stockholders from a financial point of view and to the Company, taking into account the terms and conditions thereof, the likelihood of consummation and the time required to complete such transaction (a "Superior Proposal"), and (ii) failing to take such action would result in a breach of the fiduciary duties of the Company Board under applicable Law, and prior to furnishing non-public information to any such party, the Company shall have entered into a confidentiality agreement containing terms at least as favorable to the Company as those of the Confidentiality Agreement (provided that such confidentiality agreement need not contain any standstill provisions). The term "Acquisition Transaction" shall exclude the acquisition by any person, in any single transaction or series of related transactions, of an aggregate number of Shares which, immediately following such acquisition, will represent no more than 5% of the issued and outstanding Shares (or securities convertible or exchangeable into, or exercisable for Shares, whether upon the passage of time or otherwise), to the extent such acquisition is not made for the purpose of, or as part of a plan for, acquiring control of the Company and does not involve disclosure of material, non-public information to the prospective acquiror or purchaser.

            (b) From and after the execution of this Agreement, the Company shall promptly (and in any event no later than 12 hours after receipt of any inquiry, proposal or other materials relating to an Acquisition Transaction) (A) advise the Purchaser in writing of the receipt, directly or indirectly, of any such inquiry, proposal or other materials, and of any discussions, negotiations or proposals relating to an Acquisition Transaction (including without limitation a Superior Proposal), (B) identify the offeror, and (C) provide Parent or Purchaser copies of all material proposed written agreements, arrangements, or understandings, including the forms of any material agreements supplied by third parties, and all applicable financial statements and evidence of any planned financing with respect to such Acquisition Transaction (and a description of all material oral agreements with respect thereto). The Company shall promptly advise Parent of all material developments relating to such proposal, including the results of any discussions or negotiations with respect thereto.

      Section 6.10      FIRPTA Certificate.

      Prior to the Expiration Date, the Company shall provide to Parent and Purchaser (i) a properly executed certificate for purposes of satisfying the obligations of Parent and Purchaser under Treasury Regulation Section 1.1445-2(c)(3), and (ii) a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company.

      Section 6.11      Rights Agreement.

      The Company covenants and agrees that it will not (i) redeem the Rights,
(ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or the Purchaser to acquire beneficial ownership of 15% or more of the Common Shares without causing a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement) to occur, unless this Agreement has been terminated in accordance with its terms. The Company Board shall not make a determination that Parent, the Purchaser or any of their respective Affiliates or Associates is an "Acquiring Person" for purposes of the Rights Agreement in respect of the transactions contemplated by this Agreement.

      Section 6.12      Parent Agreement Concerning Purchaser.

      Parent agrees to cause the Purchaser to comply with its obligations under this Agreement.

      Section 6.13      Sale or Disposition of Excluded Business.

      The Company represents that the Asset Purchase Agreement by and between Microtest, Inc. and xStore, Inc. dated June 11, 2001, the Contract for sale and transfer of shares and part shares by and among Logicraft Information Systems, Inc., Dr. Klaus Romanek, Michael Etscheid, Volkmar Brauckhoff, Jens Diedrich, Annegret Elligsen and Ralf in der Beek dated June 11, 2001, and the Agreement between Microtest, Inc., Microtest Europe Limited, Microtest GmbH, Logicraft Information Systems, Inc. and H + H Zentrum fur Rechnerkommunikation GmbH dated June 11, 2001 (the "Sale Agreements") are the only agreements entered into by or on behalf of the Company in connection with the sale of all or any portion of the Company's Network Appliances and Storage (NAS) business (the "NAS Business"), and that the Sale Agreements have been duly authorized, executed and entered into by the Company and, to the knowledge of the Company, by the other parties thereto, and are in full force and effect as of the date hereof. The Company shall not amend or modify or waive any rights under any of the Sale Agreements, or take any actions with respect to such transactions (unless expressly required by the terms of the applicable Sale Agreement), without the prior written consent of Parent. The stock, assets and liabilities which are the subject of the Sale Agreements are referred to collectively as the "Excluded Business." The parties hereto agree that the NAS Business will be shut down immediately following the execution of this Agreement.

                                  ARTICLE SEVEN
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.1 Conditions Applicable to All Parties.The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                  (a) Stockholder Approval. The stockholders of the Company shall have duly approved the transactions contemplated by this Agreement in accordance with the procedures set forth in the Company's certificate of incorporation and bylaws, if required by applicable Law or by the rules and regulations of the Nasdaq National Market.

                  (b) Purchase of Shares. The Purchaser shall have accepted for payment and paid for Shares in an amount sufficient to meet the Minimum Condition and otherwise pursuant to the Offer in accordance with the terms hereof; provided, that this condition shall be deemed satisfied with respect to the Merger if the Purchaser fails to accept for payment or pay for the Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

                  (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the acquisition of Shares in the Merger illegal.

                  (d) Regulatory Approval. Any waiting period (and any extension thereof) under the HSR Act or under any material applicable domestic or foreign statutes or regulations that suspends the right to close the transactions contemplated hereby and that is applicable to the Merger shall have expired or terminated.


                                  ARTICLE EIGHT
                         TERMINATION; AMENDMENTS; WAIVER

         Section 8.1 Termination.This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by the Purchaser):

                  (a) by the mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

                  (b) by Parent or the Company if Purchaser shall not have accepted for payment and paid for the Shares pursuant to the Offer in accordance with the terms hereof and thereof on or prior to September 30, 2001; provided, however, that a party may not terminate this Agreement pursuant to this Section 8.1(b) if such failure to accept for payment and pay for the Shares is due to such party's material breach of this Agreement;

                  (c) by Parent or the Company if (1) the Offer is terminated or withdrawn pursuant to its terms and the terms of this Agreement without any Shares being purchased thereunder, or (2) the Merger shall not have been consummated on or before November 30, 2001; provided, however, that a party may not terminate this Agreement pursuant to this Section 8.1(c) if such party shall have materially breached this Agreement;

                  (d) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate this Agreement shall have used its commercially reasonable efforts to remove or lift such order, decree or ruling;

                  (e) by the Company or Parent if, prior to the purchase of Shares pursuant to the Offer, the Company Board shall have determined to recommend a Superior Proposal to its stockholders and/or to enter into a Contract concerning such Superior Proposal after making the determination required by Section 6.9(a); provided that the Company may not exercise its right to terminate under this Section 8.1(e) (and may not enter into a Contract with respect to any Superior Proposal) unless and until (i) the Company shall have provided the Purchaser and Parent written notice at least five business days prior to such termination that the Company Board has authorized and intends to effect the termination of this Agreement pursuant to this Section 8.1(e), including copies of all proposed Contracts, including the forms of any agreements supplied by third parties, and all applicable financial statements and evidence of any planned financing with respect to such Superior Proposal (and a description of all material oral agreements with respect thereto), (ii) the Company Board shall have determined, in good faith and after consultation with its outside legal counsel and the Financial Advisor or another nationally recognized investment banking firm, that, at the time of its determination to terminate this Agreement and at the end of the five-business day period referred to in clause (i) above, (A) the foregoing Acquisition Transaction constitutes a Superior Proposal, and (B) failing to take such action would result in a breach of the fiduciary duties of the Company Board under applicable Law, (iii) the Company shall otherwise be in compliance with its obligations under Section 1.2,
Section 6.9 and Section 6.11 hereof in all material respects, and (iv) (A) within one business day of termination by Parent, or (B) prior to such termination in the case of termination by the Company, the Company shall have paid to Parent the Termination Fee and the Expense Fee described in Section 8.3(b);

                  (f) by Parent prior to the purchase of Shares pursuant to the Offer, if the Company Board (or, with respect to (iii) below, the Company) (i) shall have withheld, withdrawn or modified (including by amendment of the Schedule 14D-9) in any manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger, (ii) shall have approved or recommended an Acquisition Transaction, (iii) shall have breached
Section 6.9 in any material respect or Section 6.11 (provided that, to the extent a breach of Section 6.9(b)(C) is cured within 72 hours after such breach, such breach shall not be considered a breach of Section 6.9), or (iv) shall have resolved to effect any of the foregoing;

                  (g) by Parent prior to the purchase of Shares pursuant to the Offer if the Minimum Condition (as defined in Annex I) shall not have been satisfied by the then current Expiration Date of the Offer and on or prior to such Expiration Date an Acquisition Transaction shall have been publicly announced or disclosed;

                  (h) by the Company, upon a material breach by Parent or Purchaser of any material covenant or agreement set forth in this Agreement, or upon the failure of any representation or warranty of Parent or Purchaser set forth in this Agreement to be true and correct as if such representation or warranty were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date); provided that to the extent that the representation or warranty is not qualified by Material Adverse Effect or any other materiality qualifier, no failure shall be deemed to have occurred so long as such failure, taken together with all other such failures, does not have a Material Adverse Effect on Parent, and; provided further, that no breach or failure shall be deemed to have occurred for purposes of this Section 8.1(h) so long as such breach or failure is satisfied or cured within 20 days after the Company notifies Parent of such breach or failure; or

                  (i) by Parent, upon a material breach by the Company of any material covenant or agreement set forth in this Agreement, or upon the failure of any representation or warranty of the Company set forth in this Agreement to be true and correct as if such representation or warranty were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date); provided that to the extent that the representation or warranty is not qualified by Material Adverse Effect or any other materiality qualifier, no failure shall be deemed to have occurred so long as such failure, taken together with all other such failures, does not have a Material Adverse Effect on the Company, and; provided further, that no breach or failure shall be deemed to have occurred for purposes of this Section 8.1(i) so long as such breach or failure is satisfied or cured within 20 days after Parent or Purchaser notifies the Company of such breach or failure.

         Section 8.2 Effect of Termination.In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of the last sentence of Section 6.2 and the provisions of this Section 8.2 and Section

8.3, which shall survive any such termination; provided, that nothing contained in this Section 8.2 shall relieve any party from liability for any material breach of this Agreement.

         Section 8.3       Fees and Expenses.

                  (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                  (b) In the event that this Agreement is terminated pursuant to
Section 8.1(e) or Section 8.1(f), or is terminated by the Company pursuant to
Section 8.1(b) or Section 8.1(c) at a time when Parent could terminate pursuant to Section 8.1(f), then the Company shall promptly (and in any event within one business day after such termination or, in the case of any such termination by the Company, prior to such termination) pay Parent an amount equal to (i) a termination fee of Two Million Five Hundred Thousand United States Dollars (US$2,500,000) (the "Termination Fee"), provided that in no event shall more than one Termination Fee be payable by the Company, plus (ii) Parent's aggregate Expenses not exceeding Four Hundred Thousand United States Dollars (US$400,000) (the "Expense Fee"). Parent's "Expenses" shall mean all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or Purchaser in connection with or in contemplation of the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent and/or Purchaser.

                  (c) In the event that this Agreement is terminated pursuant to
Section 8.1(g) and within 12 months of the date of termination of this Agreement a transaction constituting an Acquisition Transaction is consummated, the Company shall, prior to or simultaneously with the consummation of such transaction, pay Parent the Termination Fee and the Expense Fee; provided, however, that in no event shall the Company be obligated to pay more than one Termination Fee and Expense Fee pursuant to this Section 8.3. When used in this
Section 8.3(c), the term "Acquisition Transaction" shall exclude (1) the acquisition by any person, in any single transaction or series of related transactions, of an aggregate number of Shares which, immediately following such acquisition, will represent no more than 20% of the issued and outstanding Shares (or securities convertible or exchangeable into, or exercisable for Shares, whether upon the passage of time or otherwise), to the extent such acquisition is not made for the purpose of, or as part of a plan for, acquiring control of the Company, and (2) the acquisition by the Company or any of its subsidiaries, in a merger, asset purchase, stock purchase or similar transaction, of any third party or business, provided that in the event that any portion of the consideration paid for the acquisition of such third party or business is in the form of capital stock or other securities, the 20% ownership limit set forth in the foregoing clause (1) is satisfied.

                  (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

         Section 8.4 Amendment.Subject to Section 1.3(c), this Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's stockholders hereunder, in each case without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         Section 8.5 Extension; Waiver.Subject to Section 1.3(c), at any time prior to the Effective Time, Parent and the Purchaser, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other or (iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE NINE
                                  MISCELLANEOUS

         Section 9.1 Representations, Warranties and Covenants.The representations, warranties, covenants and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, that nothing herein shall limit or affect any covenant or agreement that by its terms contemplates performance in part or in whole after the Effective Time.

         Section 9.2       Entire Agreement; Assignment.

                  (a) This Agreement (including without limitation the Confidentiality Agreement and the other documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Parent may assign its rights and the Purchaser may assign its rights, interest and obligations to any direct or indirect subsidiary of Parent without the consent of the Company), provided that no such assignment shall relieve Parent of any liability for any breach of such assignee. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.3 Validity.The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         Section 9.4 Notices.All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

                  If to Parent or the Purchaser:

                  Danaher Corporation
                  2099 Pennsylvania Avenue, NW
                  Washington, D.C. 20006-1813
                  Attention: Vice President -- Corporate Development
                  Facsimile: (202) 828-0860

                  with a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, NW
                  Washington, D.C. 20037-1420
                  Attention: Mark A. Dewire, Esq.
                  Facsimile: (202) 663-6363

                  If to the Company:

                  Microtest, Inc.
                  4747 North 22nd Street
                  Phoenix, Arizona  85016
                  Attention:  Chief Executive Officer
                  Facsimile:

                  with a copy to:

                  Snell & Wilmer, L.L.P.
                  One Arizona Center
                  400 East Van Buren
                  Phoenix, Arizona  85004-2202
                  Attention: Steven D. Pidgeon, Esq.
                  Facsimile: (602) 382-6070

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

         Section 9.5 Governing Law; Jurisdiction.THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH OF THE PARTIES HERETO, (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY DELAWARE STATE COURT OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT,
(c) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY IN ANY COURT OTHER THAN A DELAWARE STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, OR AN APPELLATE COURT FROM ANY THEREOF, AND (d) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.7 Parties in Interest Except with respect to Section 6.6 (which is intended to be for the benefit of the persons identified therein and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.8 Certain Definitions. As used in this Agreement:

                  (a) the term "affiliate", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) the term "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings; or, in the case of determining a date when any payment is due, any day other than a Saturday, Sunday or Federal holiday.

                  (c) the term "Contract" means any contract, plan, undertaking, arrangement, understanding, agreement, agreement in principle, franchise, permit, instrument, license, lease, note, mortgage or other binding commitment, whether written or oral.

                  (d) the term "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

                  (e) the term "Fully Diluted Basis" means, as of any given time, the number of Common Shares then outstanding, plus all Common Shares issuable upon the conversion of all then outstanding convertible securities or upon the exercise of all then outstanding options, warrants (including, without limitation, the Options described on Section 4.2(c) of the Company Disclosure Schedule) and rights.

                  (f) "indebtedness" shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (f) all capitalized lease obligations of such person, (g) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (h) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (i) all letters of credit issued for the account of such person, (j) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (k) all guarantees and arrangements having the economic effect of a guarantee by such person of any indebtedness of any other person.

                  (g) the term "knowledge" means (a) in the case an individual, knowledge of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (b) in the case of a person (as defined herein, other than an individual) such person will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, member, manager, executor, or trustee of such person (or in any similar capacity) has, or at any time had, knowledge (as contemplated by clause (i) above) of such fact or other matter.

                  (h) the term "Law" means all laws, orders, judgments, rules, codes, requirements, variances, decrees, ordinances and regulations of any Governmental Entity, including all decisions of Courts having the effect of law in each such jurisdiction.

                  (i) the term "Lien" means any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or other security agreement, option, warrant, attachment, right of first refusal, preemptive, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities Laws) or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction).

                  (j) the term "Litigation" means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Entity, any arbitrator or other tribunal.

                  (k) the term "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Entity.

                  (l) the term "person" means an individual (or such individual's estate), corporation, limited liability company, partnership, association, joint venture, trust, Governmental Entity or any other organization, entity or group (as defined in Section 13(d)(3) of the Exchange
Act);

                  (m) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 9.9 Specific Performance.The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.10      Interpretation.

         The defined terms used herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Disclosure Schedules, Exhibits and Annexes attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Annex shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. Whenever any payment hereunder is to be paid in "cash," payment shall be made in the legal tender of the United States and the method for payment shall be by wire transfer of immediately available funds. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any Contract, instrument or statute defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or statute as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall be deemed to have been drafted by each party hereto and this Agreement shall not be construed against any party as a principal draftsperson. Unless otherwise expressly provided, wherever the consent of any person is required or permitted herein, such consent may withheld in such person's sole discretion.

         Section 9.11      Disclosure Schedules.

         The Company Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section or subsection of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other Section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such other section or subsection.


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
                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                               DANAHER CORPORATION

                               By: /s/ Daniel L. Comas
                                  -----------------------------------
                               Name: Daniel L. Comas
                                    ---------------------------------
                               Title:  Vice President
                                     --------------------------------
                               PHOENIX ACQUISITION CORP.

                               By: /s/ Daniel L. Comas
                                  -----------------------------------
                               Name: Daniel L. Comas
                                    ---------------------------------
                               Title:
                                     --------------------------------
                               MICROTEST, INC.

                               By: /s/ Vincent C. Hren
                                  -----------------------------------
                               Name: Vincent C. Hren
                                    ---------------------------------
                               Title:  President and Chief Executive
                                       Officer
                                     --------------------------------

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



                                     ANNEX I

                  Conditions to the Offer. Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act, pay for any tendered Shares and may, subject to Article 1 of the Merger Agreement, terminate or, subject to
Article 8 of the Merger Agreement, amend, the Offer and/or delay the acceptance of Shares for payment, if (i) there shall not be validly tendered and not properly withdrawn prior to the Expiration Date for the Offer that number of Shares which, when added to any Shares already owned by Parent or any of its subsidiaries, represents at least a majority of the total number of Common Shares on a Fully Diluted Basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period or approval under the HSR Act or any applicable domestic or foreign statutes or regulations that suspends the right to close the transactions contemplated by the Merger Agreement shall not have expired or been terminated or obtained,
(iii) any Consent from any person or Governmental Entity shall not have been obtained on or prior to the Expiration Date (except for those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect on the Company), or (iv) at any time on or after the date of the Merger Agreement and on or prior to the Expiration Date, any of the following events (each, an "Event") shall occur:

         (a) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency or any other Governmental Entity, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the Offer or to the Merger, that would reasonably be expected to, directly or indirectly: (i) make illegal or otherwise prohibit consummation of the Offer or the Merger, (ii) prohibit or materially limit the ownership or operation by Parent or the Purchaser of all or any material portion of the business or assets of the Company or any of its subsidiaries taken as a whole or compel Parent or the Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent or the Purchaser or the Company or any of its subsidiaries taken as a whole, or seek to impose any material limitation on the ability of Parent or the Purchaser to conduct its business or own such assets, in any such case under this clause (ii), which would reasonably be expected to have a Material Adverse Effect on Parent or a Material Adverse Effect on the Company, as the case may be, (iii) impose material limitations on the ability of Parent or the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by the Purchaser or Parent on all matters properly presented to the Company's stockholders, or (iv) require divestiture by Parent or the Purchaser of any Shares; or

         (b) there shall be instituted or pending any action or proceeding by any Governmental Entity seeking, or that would reasonably be expected to result in, any of the consequences referred to in clauses (i) through (iv) of paragraph
(a) above or by any third party for which there is a substantial likelihood of resulting in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

         (c) any event or change shall have occurred in the business, assets, liabilities, financial condition or results of operations of the Company or any of its subsidiaries that has, or could reasonably be expected to have, a Material Adverse Effect on the Company; or

         (d) (i) the Company Board or any committee thereof shall have withheld or withdrawn or shall have modified or amended in a manner adverse to Parent or the Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer, the Merger or the Merger Agreement, or shall have approved or recommended any Acquisition Transaction, (ii) any person shall have entered into a Contract with the Company with respect to an Acquisition Transaction, or (iii) the Company Board or any committee thereof shall have resolved to do or enter into any of the foregoing; or

         (e) the Company and the Purchaser and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated, or the Merger Agreement shall have been terminated in accordance with its terms; or

         (f) any of the representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect on the Company, shall not be true and correct, as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) prevent or materially delay the consummation of the Offer,
(iii) materially increase the cost of the Offer to the Purchaser, or (iv) have a material adverse effect on the benefits to Parent of the transactions contemplated by this Agreement; or

         (g) the Company shall have failed to perform in any material respect or to comply in any material respect with any of its material obligations, covenants or agreements under the Merger Agreement required to be performed or complied with prior to the time of such determination; or

         (h) there shall have occurred, and continue to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the over-the-counter stock market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), (ii) any decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from the close of business on the last trading day immediately preceding the date of the Merger Agreement through the applicable Expiration Date, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iv) a commencement of a war, or commencement of armed hostilities that has or is reasonably likely to have a Material Adverse Affect on the Company, or a material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions; or

         (i) any of the directors of the Company, and, to the extent requested by Purchaser, any or all of the Company's subsidiaries, shall not have submitted a letter of resignation effective as of the Effective Time, or any such letter of resignation shall no longer be in full force and effect.

                  The foregoing conditions (including those set forth in clauses
(i), (ii) and (iii) of the initial paragraph) are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions, and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time (provided that no individual condition may be reasserted after it has been waived, and provided further that, except for the conditions set forth in clause (ii) of the initial paragraph, no condition may be waived after the Expiration Date) in each case in the reasonable discretion of Danaher and the Purchaser and subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                  All terms defined in the Agreement to which this Annex I is appended will have the same meaning when used in this Annex I, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.




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